UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2023

MARIZYME, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53223	82-5464863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Heritage Drive, Suite 205, Jupiter, Florida	33458
(Address of principal executive offices)	(Zip Code)

(561) 935-9955
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable.

Item 1.01 Entry into a Material Definitive Agreement.

Note Regarding Presentation of Capitalization in this Current Report

Unless indicated otherwise, all share amounts, share price amounts and amounts derived from share amounts and share price amounts contained in this Current Report on Form 8-K do not give effect to: (i) the filing of a Certificate of Change Pursuant to Nevada Revised Statutes (“NRS”) 78.209 with the Secretary of State of the State of Nevada (the “Nevada Secretary of State”) on August 3, 2022, which provided for a decrease of the registrant’s authorized common stock from 75,000,000 shares to 18,750,000 shares and corresponding decrease of every four (4) shares of the registrant’s issued and outstanding shares of common stock into one (1) share, and which became effective upon filing; (ii) the filing of a Certificate of Change Pursuant to NRS 78.209 with the Nevada Secretary of State on January 5, 2023, which provided for a decrease of the registrant’s authorized common stock from 75,000,000 shares to 20,000,000 shares and a corresponding change of every three-and-three-quarters (3.75) shares of the registrant’s issued and outstanding shares of common stock to one (1) share, and which became effective upon filing; (iii) the filing of a Certificate of Change Pursuant to NRS 78.209 with the Nevada Secretary of State on January 13, 2023, which provided for the increase of the registrant’s authorized common stock from 20,000,000 shares to 75,000,000 shares and the corresponding increase of every issued and outstanding share of the registrant’s common stock to three-and-three-quarters (3.75) shares, and which became effective at 4:45 PM Pacific Time on January 17, 2023; (iv) the filing of a Certificate of Change Pursuant to NRS 78.209 with the Nevada Secretary of State on January 13, 2023, which provided for the increase of the registrant’s authorized common stock from 75,000,000 shares to 300,000,000 shares and the corresponding increase of every issued and outstanding share of the registrant’s common stock to three-and-three-quarters (3.75) shares, and which became effective at 5:00 PM Pacific Time on January 17, 2023; and (v) the filing of a Certificate of Change Pursuant to NRS 78.209 with the Nevada Secretary of State on January 13, 2023, which provided for the decrease of the registrant’s authorized common stock from 300,000,000 to 20,000,000 and the corresponding change of every fifteen (15) shares of the registrant’s issued and outstanding common stock to one (1) share, and became effective at 5:15 PM Pacific Time on January 17, 2023. See “Part I. Note Regarding Presentation of Capitalization in this Current Report” of the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed on March 24, 2023, for related discussion, which is incorporated by reference herein.

Exercise of Somahlution Warrants with Reduced Exercise Price

As previously reported in Current Reports on Form 8-K filed by Marizyme, Inc. (the “Company”) on December 19, 2019 and August 5, 2020, on December 15, 2019, the Company entered into an asset purchase agreement, as amended on March 31, 2020, May 29, 2020, and July 30, 2020 (the “Asset Purchase Agreement”), with Somahlution, LLC, a Delaware limited liability company (“Somahlution, LLC”), Somahlution, Inc., a Delaware corporation (“Somahlution, Inc.”), and Somaceutica, LLC, a Delaware limited liability company (collectively, the “Sellers”). Pursuant to the terms of the Asset Purchase Agreement, the Company agreed to purchase all of the assets and none of the liabilities of the Sellers, provided that the Company agreed to acquire the outstanding capital stock of Somahlution, Inc., held by Somahlution, LLC, rather than the assets of Somahlution, Inc. (the “Acquisition”). On August 4, 2020, the Acquisition closed. As consideration for the Acquisition, the Company issued to certain designees of the Sellers (the “Warrant Holders”) a total of 10,000,000 restricted shares of common stock and five-year warrants to purchase an additional 2,999,955 shares of common stock with an exercise price of $5.00 per share (the “Somahlution Warrants”).

On April 13, 2023, Marizyme, Inc. (the “Company”) delivered offer letter agreements (the “Somahlution Warrant Offer Letter Agreements”) to the Warrant Holders, which offered to allow the Warrant Holders to exercise the Somahlution Warrants to purchase the number of restricted shares of common stock issuable under their Somahlution Warrants at an exercise price reduced by the Company from $5.00 per share to $0.10 per share, on or prior to April 21, 2023, for maximum total cash proceeds of $299,995.50. Since April 14, 2023, and as of the date of this Current Report on Form 8-K, four of the Warrant Holders had entered into Somahlution Warrant Offer Letter Agreements and had exercised their Somahlution Warrants to purchase a total of 2,652,159 shares of common stock for gross proceeds of approximately $265,216 the (the “Warrant Exercise”). Univest Securities, LLC, as the Company’s placement agent (“Univest”), which facilitated the Warrant Exercise, waived any fees or reimbursable expenses that would otherwise have been payable with respect to the Warrant Exercise pursuant to the Placement Agency Agreement, dated as of December 21, 2021, between Univest and the Company.

The foregoing description of the Somahlution Warrant Offer Letter Agreements is qualified in its entirety by reference to the form of such documents which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

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Adjustment to Conversion Price of Convertible Notes and Exercise Price of Class C Warrants

As previously reported in a Current Report on Form 8-K filed by the Company on January 17, 2023 (the “January 2023 Form 8-K”), which is incorporated by reference herein, from May 2021 to August 2022, the Company conducted a private placement (the “Units Private Placement”) of units consisting of 10% secured convertible promissory notes (the “Convertible Notes”) and accompanying warrants (the “Class C Warrants”), as were modified or amended from time to time, with Univest, the terms of which were described in detail in the January 2023 Form 8-K. As reported in the January 2023 Form 8-K, among their other terms, the Convertible Notes and Class C Warrants provide that a lower price per share, or more favorable terms, respectively, under subsequent equity issuances, not including qualified financings and certain other exempt issuances, will be applicable to the conversion or exercise rights under the Convertible Notes and Class C Warrants, respectively. In addition, as reported in the January 2023 Form 8-K, under a Letter Agreement between the Company and Univest as placement agent for the investors in the Units Private Placement, dated January 12, 2023 (the “Univest Letter Agreement”), the parties agreed that simultaneously with any adjustment to the exercise price under the Class C Warrants as a result of any equity issuances, not including qualified financings and certain other exempt issuances, the number of shares of common stock that may be purchased under the Class C Warrants will be increased such that the aggregate exercise price of such shares will be the same as the same as the aggregate exercise price in effect immediately prior to the adjustment, without regard to any limitations on exercise contained in the Class C Warrants, including the beneficial ownership limitation described above.

At the time of the Warrant Exercise, the Convertible Notes were convertible at a conversion price of $1.75 per share and the Class C Warrants were exercisable at an exercise price of $2.25 per share. Outstanding Convertible Notes have underlying principal of $14,471,177, and outstanding Class C Warrants were exercisable to purchase a total of 16,538,473 shares of common stock. In connection with the transaction contemplated by the Somahlution Warrant Offer Letter Agreements and certain unrelated matters, the Company obtained exercise and conversion rights waivers and amendments from certain holders of the Convertible Notes and Class C Warrants, which reduced the principal underlying Convertible Notes’ with conversion rights to Convertible Notes with a total of $4,471,177 in principal, and reduced outstanding Class C Warrants with exercise rights to Class C Warrants having exercise rights to Class C Warrants exercisable to purchase 5,109,904 shares of common stock. As a result of the Warrant Exercise and pursuant to the adjustment provisions described above, the conversion price of the Convertible Notes and the exercise price of the Class C Warrants adjusted to $0.10 per share. As a result of these adjustment provisions and the conversion and exercise terms of the Convertible Notes and Class C Warrants, the number of shares into which the Convertible Notes may be converted adjusted from 2,554,944 shares of common stock, not including shares convertible from interest under the Convertible Notes, to 44,711,770 shares of common stock, not including shares convertible from interest under the Convertible Notes, subject to rounding adjustments, and the number of shares that the Class C Warrants may be exercised to purchase adjusted from 5,109,904 shares of common stock to 114,972,840 shares, subject to rounding adjustments.

The foregoing description of the Univest Letter Agreement, the Convertible Notes and the Class C Warrants is qualified in its entirety by reference to the description of these and related documents and transactions in “Item 1.01 Entry into a Material Definitive Agreement.” of the January 2023 Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth under “Item 1.01. Entry into a Material Definitive Agreement – Note Regarding Presentation of Capitalization in this Current Report” and “Item 1.01. Entry into a Material Definitive Agreement – Exercise of Somahlution Warrants with Reduced Exercise Price” is incorporated by reference into this Item 3.02. The offer of securities pursuant to the Somahlution Warrant Offer Letter Agreements and sale of restricted common stock pursuant to the exercise of the Somahlution Warrants described above was conducted as a private placement pursuant to and in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D promulgated thereunder (“Regulation D”) for transactions not involving a public offering. In connection with the execution of the Somahlution Warrant Offer Letter Agreements, each of the Warrant Holders represented that such Warrant Holder was an “accredited investor” as such term is defined in Rule 501(a) of Regulation D.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Form of Letter Agreement with certain holders of Common Share Purchase Warrants of Marizyme, Inc. dated August 4, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Marizyme, Inc. has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2023	MARIZYME, INC

	By:	/s/ David Barthel
David Barthel
Chief Executive Officer

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